Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR SECOND QUARTER 2016

Revenue is $476.8 Million; Net Loss is $42.1 Million or Net Loss per Share of $0.28;
Adjusted EBITDA is Negative $8.1 Million

Mockingjay - Part 2, Allegiant, Orange is the New Black and Nashville Expected to Drive Film & Television Slates in Second Half of the Year

SANTA MONICA, CA and VANCOUVER, BC, November 9, 2015 - Lionsgate (NYSE: LGF) today reported revenue of $476.8 million, adjusted EBITDA of negative $8.1 million, adjusted net loss of $28.4 million or adjusted net loss per share of $0.19, and net loss of $42.1 million or net loss per share of $0.28 for the fiscal 2016 second quarter ended September 30, 2015.

The Company’s financial results in the quarter were affected by timing of episodic television deliveries and the shift of the wide release of the film Sicario into October. Although the move contributed to the film’s solid box office performance, it resulted in its marketing costs being recorded in the September quarter without significant offsetting revenue benefit. In addition, the wide release American Ultra underperformed during the quarter. The Company also recorded a write-down of $7.2 million on The Last Witch Hunter, a film released after the quarter.

“Although this quarter will be the lightest of the year due to timing and softer-than-anticipated performance of some of our recent film releases, our robust film and television pipelines position us for a very strong second half of the year,” said Lionsgate Chief Executive Officer Jon Feltheimer.

Adjusted EBITDA of negative $8.1 million for the quarter compared to adjusted EBITDA of $59.0 million in the prior year quarter. Adjusted net loss of $28.4 million or adjusted net loss per share of $0.19 for the quarter compared to adjusted net income of $33.0 million or adjusted EPS of $0.24 in the prior year quarter.

Net loss for the quarter was $42.1 million or net loss per share of $0.28 on 148.3 million weighted average number of common shares outstanding compared to net income of $20.8 million or EPS of $0.15 on 137.4 million weighted average number of common shares outstanding during the prior year quarter.

Revenue of $476.8 million for the quarter compared to $552.9 million in the prior year quarter.

Lionsgate Increases Quarterly Cash Dividend

During the quarter, the Company increased its quarterly cash dividend by 29% from $0.07 to $0.09 per common share payable on November 10, 2015 to shareholders of record as of September 30, 2015.

Company Reports Combined Cash Balance and Availability of Over $970 Million and Filmed Entertainment Backlog of $1.2 Billion

The Company reported a combined cash balance and availability on its revolving credit facility of over $970 million at September 30, 2015.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, was approximately $1.2 billion at September 30, 2015.

Overall Motion Picture segment revenue for the quarter was $354.0 million compared to $398.0 million in the prior year quarter. Theatrical revenue declined to $26.3 million with only two wide releases in the quarter, American Ultra and Shaun the Sheep.

As noted above, the wide release of the critically-acclaimed revenge thriller Sicario was moved to October 2nd and its performance will be reflected in a third quarter that also includes the release of the eagerly-anticipated fourth installment of the Company’s global blockbuster Hunger Games franchise, The Hunger Games: Mockingjay - Part 2. Mockingjay 2 will roll out in 86 territories around the world on November 20th, the biggest simultaneous global launch in the Company’s history.

Scheduled wide releases in the fourth quarter include the next film in the hit Divergent series, Allegiant, the visual effects-driven Gods of Egypt and the buddy comedy Dirty Grandpa, starring Robert DeNiro and Zack Efron.

Lionsgate’s home entertainment revenue from motion picture and television production for the quarter was $153.5 million compared to $164.4 million in the prior year quarter due to fewer wide release theatrical titles and product mix. The hit film Insurgent performed well on packaged media, VOD and electronic sell-through during the quarter.

Television revenue included in the Motion Picture segment of $59.9 million in the quarter compared to $69.4 million in the prior year quarter.

International Motion Picture segment revenue for the quarter was $107.8 million compared to $112.9 million in the prior year quarter.

Television production segment revenue was $122.8 million in the quarter compared to $154.9 million in the prior year quarter due to timing of episodic deliveries. Deliveries of the critically-acclaimed hit series Orange is the New Black, Nashville and The Royals are expected to drive revenue growth in the second half of the year. The Company continues to deepen its pipeline of original new series including Casual and Freddie Wong/RocketJump for Hulu, Broke for AMC, Guilt for ABC Family and Graves for Epix.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2016 second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Tuesday, November 10, 2015. Interested parties may participate live in the conference call by calling 1-800-230-1059 (612-234-9959 outside the U.S. and Canada).  A full digital replay will be available from Tuesday morning, November 10, through Tuesday, November 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 371505.

ABOUT LIONSGATE

Lionsgate is a premier next generation global content leader with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, digital distribution, new channel platforms, video games and international distribution and sales. The Company currently has over 30 television shows on more than 20 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as Orange is the New Black, the multiple Emmy Award-winning drama Mad Men, the broadcast network series Nashville, the syndication success The Wendy Williams Show, the drama series Manhattan and the breakout comedy The Royals.

Its feature film business has been fueled by such successes as the blockbuster first three installments of The Hunger Games franchise, the first two installments of the Divergent franchise, Sicario, The Age of Adaline, John Wick, CBS Films/Lionsgate’s The Duff, Now You See Me, Roadside Attractions’ Love & Mercy and Mr. Holmes and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. The Company handles a prestigious and prolific library of approximately 16,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2015, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	March 31, 2015
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$170,417	$102,697
Restricted cash	2,508	2,508
Accounts receivable, net of reserves for returns and allowances of $43,671 (March 31, 2015 - $64,362) and provision for doubtful accounts of $4,476 (March 31, 2015 - $4,120)	881,474	891,880
Investment in films and television programs, net	1,557,084	1,381,829
Property and equipment, net	30,094	26,651
Investments	474,290	438,298
Goodwill	323,328	323,328
Other assets	75,835	74,784
Deferred tax assets	50,196	50,114
Total assets	$3,565,226	$3,292,089
LIABILITIES
Senior revolving credit facility	$—	$—
5.25% Senior Notes	225,000	225,000
Term Loan	400,000	375,000
Accounts payable and accrued liabilities	282,412	332,473
Participations and residuals	516,673	471,661
Film obligations and production loans	904,091	656,755
Convertible senior subordinated notes	98,979	114,126
Deferred revenue	250,524	274,787
Total liabilities	2,677,679	2,449,802
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 148,504,591 shares issued (March 31, 2015 - 145,532,978 shares)	884,182	830,786
Retained earnings (accumulated deficit)	(11,405)	13,720
Accumulated other comprehensive income (loss)	14,770	(2,219)
Total shareholders’ equity	887,547	842,287
Total liabilities and shareholders’ equity	$3,565,226	$3,292,089

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Amounts in thousands, except per share amounts)
Revenues	$476,759	$552,876	$885,700	$1,002,259
Expenses:
Direct operating	292,810	306,391	523,120	545,264
Distribution and marketing	153,140	152,877	225,064	250,198
General and administration	67,577	61,489	128,289	125,568
Depreciation and amortization	2,520	1,631	4,350	2,977
Total expenses	516,047	522,388	880,823	924,007
Operating income (loss)	(39,288)	30,488	4,877	78,252
Other expenses (income):
Interest expense
Cash interest	10,357	9,537	20,728	18,979
Amortization of debt discount and deferred financing costs	2,273	3,534	4,527	7,064
Total interest expense	12,630	13,071	25,255	26,043
Interest and other income	(555)	(547)	(1,155)	(1,565)
Loss on extinguishment of debt	—	586	—	586
Total other expenses, net	12,075	13,110	24,100	25,064
Income (loss) before equity interests and income taxes	(51,363)	17,378	(19,223)	53,188
Equity interests income	7,149	8,245	18,537	26,455
Income (loss) before income taxes	(44,214)	25,623	(686)	79,643
Income tax provision (benefit)	(2,145)	4,842	699	15,601
Net income (loss)	$(42,069)	$20,781	$(1,385)	$64,042

Basic net income (loss) per common share	$(0.28)	$0.15	$(0.01)	$0.46
Diluted net income (loss) per common share	$(0.28)	$0.15	$(0.01)	$0.44

Weighted average number of common shares outstanding:
Basic	148,345	137,380	147,984	137,942
Diluted	148,345	146,667	147,984	151,788

Dividends declared per common share	$0.09	$0.07	$0.16	$0.12

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(42,069)	$20,781	$(1,385)	$64,042
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,520	1,631	4,350	2,977
Amortization of films and television programs	200,871	200,284	361,290	359,092
Amortization of debt discount and deferred financing costs	2,273	3,534	4,527	7,064
Non-cash share-based compensation	17,392	17,012	33,983	33,549
Distribution from equity method investee	—	1,558	—	7,788
Loss on extinguishment of debt	—	586	—	586
Equity interests income	(7,149)	(8,245)	(18,537)	(26,455)
Deferred income taxes	(3,403)	4,211	(2,612)	9,316
Changes in operating assets and liabilities:
Restricted cash	—	(1)	—	1,390
Accounts receivable, net	(122,166)	(85,920)	12,007	83,594
Investment in films and television programs	(219,609)	(375,168)	(535,470)	(639,019)
Other assets	686	(1,278)	(1,828)	(896)
Accounts payable and accrued liabilities	61,036	16,676	(34,300)	(78,990)
Participations and residuals	15,022	24,109	44,938	22,570
Film obligations	(1,930)	(4,324)	(11,148)	(38,913)
Deferred revenue	(41,199)	(10,749)	(24,423)	(15,632)
Net Cash Flows Used In Operating Activities	(137,725)	(195,303)	(168,608)	(207,937)
Investing Activities:
Proceeds from the sale of equity method investees	—	—	—	14,575
Investment in equity method investees	(2,859)	(3,000)	(3,659)	(12,650)
Purchases of other investments	—	(2,000)	—	(2,000)
Purchases of property and equipment	(3,632)	(3,068)	(6,880)	(4,495)
Net Cash Flows Used In Investing Activities	(6,491)	(8,068)	(10,539)	(4,570)
Financing Activities:
Senior revolving credit facility - borrowings	48,000	197,500	48,000	367,500
Senior revolving credit facility - repayments	(48,000)	(142,000)	(48,000)	(325,619)
Term Loan - borrowings, net of deferred financing costs of $964 for the six months ended September 30, 2015	(348)	—	24,036	—
Convertible senior subordinated notes - repurchases	—	—	(5)	(16)
Production loans - borrowings	167,858	177,753	370,945	385,706
Production loans - repayments	(38,198)	(28,576)	(112,474)	(65,435)
Repurchase of common shares	—	(16,875)	—	(126,404)
Dividends paid	(10,376)	(6,880)	(20,563)	(13,946)
Excess tax benefits on equity-based compensation awards	(45)	(1,621)	—	1,150
Exercise of stock options	1,335	1,257	4,453	1,663
Tax withholding required on equity awards	(2,901)	(1,889)	(18,983)	(12,136)
Net Cash Flows Provided By Financing Activities	117,325	178,669	247,409	212,463
Net Change In Cash And Cash Equivalents	(26,891)	(24,702)	68,262	(44)
Foreign Exchange Effects on Cash	758	599	(542)	621
Cash and Cash Equivalents - Beginning Of Period	196,550	50,372	102,697	25,692
Cash and Cash Equivalents - End Of Period	$170,417	$26,269	$170,417	$26,269
LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014(1)
	(Amounts in thousands)
Net income (loss)	$(42,069)	$20,781	$(1,385)	$64,042
Depreciation and amortization	2,520	1,631	4,350	2,977
Cash interest	10,357	9,537	20,728	18,979
Noncash interest expense	2,273	3,534	4,527	7,064
Interest and other income	(555)	(547)	(1,155)	(1,565)
Income tax provision (benefit)	(2,145)	4,842	699	15,601
EBITDA	$(29,619)	$39,778	$27,764	$107,098

Stock-based compensation(2)	17,392	17,322	34,271	33,743
Restructuring and other items(3)	4,207	1,354	4,207	6,242
Start-up losses of new business initiatives(4)	2,764	—	3,478	—
Loss on extinguishment of debt	—	586	—	586
Backstopped prints and advertising expense(5)	(2,879)	—	(6,813)	—
Adjusted EBITDA(1)	$(8,135)	$59,040	$62,907	$147,669

(1)
The definition of Adjusted EBITDA now includes the gains or losses from the sale of equity method investments. Accordingly, Adjusted EBITDA for the six months ended September 30, 2014 has been revised to include the $11.4 million gain on the sale of the Company’s interest in FEARnet which occurred April 2014. Prior to the sale of FEARnet, the Company recognized cumulative equity interest losses before income taxes of approximately $11.7 million from its interest in FEARnet.

(2)	Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights ("SARs").

(3)
Restructuring and other items includes restructuring and severance costs, certain unusual items, and certain transaction related costs, when applicable. Amounts in the three and six months ended September 30, 2015 represent pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan that the Company is no longer participating in and professional fees associated with certain strategic transactions. Amounts in the six months ended September 30, 2014 primarily represent severance costs associated with the integration of the marketing operations of the Company's Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. Approximately $1.2 million of these costs are non-cash charges resulting from the acceleration of vesting of stock awards.

(4)
Start-up losses of new business initiatives represent losses associated with the Company's direct to consumer initiatives including its subscription video-on-demand platforms and Atom Tickets, a theatrical movie discovery service. For the three months ended September 30, 2015, $0.4 million is included in the Company's consolidated general and administrative expenses and $2.3 million is included in equity interests income. For the six months ended September 30, 2015, $0.4 million is included in the Company's consolidated general and administrative expenses and $3.1 million is included in equity interests income.

(5)
Backstopped prints and advertising expense ("P&A") represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the Company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e. the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure). The amount is subtracted from EBITDA in the three and six months ended September 30, 2015 because there was no additional backstopped P&A expense incurred in the period and the amount represents the estimated amortization of the amounts previously added back.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

Adjusted EBITDA represents EBITDA as defined above adjusted for stock-based compensation, restructuring and other items, start-up losses of new business initiatives, loss on extinguishment of debt, and backstopped prints and advertising expense. Adjusted EBITDA is a non-GAAP financial measure.

We believe EBITDA and Adjusted EBITDA to be meaningful indicators of our performance that provide useful information to investors regarding our financial condition and results of operations. EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While we consider EBITDA and Adjusted EBITDA to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with GAAP. EBITDA and Adjusted EBITDA do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or Adjusted EBITDA in the same manner and the measures, as presented, may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO
NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Amounts in thousands)
Net Cash Flows Used In Operating Activities	$(137,725)	$(195,303)	$(168,608)	$(207,937)
Purchases of property and equipment	(3,632)	(3,068)	(6,880)	(4,495)
Net borrowings under and (repayment) of production loans	129,660	149,177	258,471	320,271
Excess tax benefits on equity-based compensation awards	(45)	(1,621)	—	1,150
Free Cash Flow, as defined	$(11,742)	$(50,815)	$82,983	$108,989

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, plus or minus excess tax benefits on equity-based compensation awards if applicable. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

We believe this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films and television programs) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Amounts in thousands)
EBITDA	$(29,619)	$39,778	$27,764	$107,098

Plus: Amortization of film and television programs	200,871	200,284	361,290	359,092
Less: Cash paid for film and television programs(1)	(91,879)	(230,315)	(288,147)	(357,661)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	108,992	(30,031)	73,143	1,431

Plus: Non-cash stock-based compensation	17,392	17,012	33,983	33,549
Plus: Distributions from equity method investee	—	1,558	—	7,788
Less: Equity interests income	(7,149)	(8,245)	(18,537)	(26,455)
Plus: Loss on extinguishment of debt	—	586	—	586

EBITDA adjusted for items above	89,616	20,658	116,353	123,997

Changes in other operating assets and liabilities:
Restricted cash	—	(1)	—	1,390
Accounts receivable, net	(122,166)	(85,920)	12,007	83,594
Other assets	686	(1,278)	(1,828)	(896)
Accounts payable and accrued liabilities	61,036	16,676	(34,300)	(78,990)
Participations and residuals	15,022	24,109	44,938	22,570
Deferred revenue	(41,199)	(10,749)	(24,423)	(15,632)
	(86,621)	(57,163)	(3,606)	12,036

Purchases of property and equipment	(3,632)	(3,068)	(6,880)	(4,495)
Interest, taxes and other(2)	(11,105)	(11,242)	(22,884)	(22,549)

Free Cash Flow, as defined	$(11,742)	$(50,815)	$82,983	$108,989
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(219,609)	$(375,168)	$(535,470)	$(639,019)
Change in film obligations	(1,930)	(4,324)	(11,148)	(38,913)
Production loans - borrowings	167,858	177,753	370,945	385,706
Production loans - repayments	(38,198)	(28,576)	(112,474)	(65,435)
Total cash paid for film and television programs	$(91,879)	$(230,315)	$(288,147)	$(357,661)
_________________________
(2) Interest, taxes and other consists of the following:
Cash interest	$(10,357)	$(9,537)	$(20,728)	$(18,979)
Interest and other income	555	547	1,155	1,565
Current income tax provision	(1,258)	(631)	(3,311)	(6,285)
Excess tax benefits on equity-based compensation awards	(45)	(1,621)	—	1,150
Total interest, taxes and other	$(11,105)	$(11,242)	$(22,884)	$(22,549)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES, NET
INCOME (LOSS), AND BASIC AND DILUTED EPS TO ADJUSTED INCOME (LOSS) BEFORE
INCOME TAXES, ADJUSTED NET INCOME (LOSS), AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended September 30, 2015
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (loss)	Basic EPS*	Diluted EPS*
As reported	$(44,214)	$(42,069)	$(0.28)	$(0.28)
Stock-based compensation(1)	17,392	11,014	0.07	0.07
Restructuring and other items(2)	4,207	2,711	0.02	0.02
Start-up losses of new business initiatives(3)	2,764	1,781	0.01	0.01
Backstopped prints and advertising expense(4)	(2,879)	(1,823)	(0.01)	(0.01)
As adjusted for stock-based compensation, restructuring and other items, start-up losses of new business initiatives, and backstopped prints and advertising expense	$(22,730)	$(28,386)	$(0.19)	$(0.19)

	Three Months Ended September 30, 2014
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$25,623	$20,781	$0.15	$0.15
Stock-based compensation(1)	17,322	10,972	0.08	0.07
Restructuring and other items(2)	1,354	858	0.01	0.01
Loss on extinguishment of debt(5)	586	371	—	—
As adjusted for stock-based compensation, restructuring and other items, and loss on extinguishment of debt	$44,885	$32,982	$0.24	$0.23

	Six Months Ended September 30, 2015
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income (loss)	Basic EPS*	Diluted EPS*
As reported	$(686)	$(1,385)	$(0.01)	$(0.01)
Stock-based compensation(1)	34,271	21,704	0.15	0.14
Restructuring and other items(2)	4,207	2,711	0.02	0.02
Start-up losses of new business initiatives(3)	3,478	2,241	0.02	0.01
Backstopped prints and advertising expense(4)	(6,813)	(4,315)	(0.03)	(0.03)
As adjusted for stock-based compensation, restructuring and other items, start-up losses of new business initiatives, and backstopped prints and advertising expense	$34,457	$20,956	$0.14	$0.14

	Six Months Ended September 30, 2014**
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$79,643	$64,042	$0.46	$0.44
Stock-based compensation(1)	33,743	21,373	0.15	0.14
Restructuring and other items(2)	6,242	3,954	0.03	0.03
Loss on extinguishment of debt(5)	586	371	—	—
As adjusted for stock-based compensation, restructuring and other items, and loss on extinguishment of debt**	$120,214	$89,740	$0.65	$0.61
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* Basic and Diluted EPS amounts may not add precisely due to rounding
** The definition of adjusted income before income taxes, adjusted net income and adjusted earnings per share now includes the gains or losses from the sale of equity method investments. Accordingly, adjusted income before income taxes, and adjusted net income for the six months ended September 30, 2014 has been revised to include the gain on the April 2014 sale of the Company's interest in FEARnet of $11.4 million ($7.2 million after income taxes) and representing adjusted basic and diluted earnings per share of $0.05 for the six months ended September 30, 2014. Prior to the sale of FEARnet, the Company recognized cumulative equity interest losses before income taxes of approximately $11.7 million from the Company's interest in FEARnet.

Adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted basic and diluted EPS are adjusted for the following items (the adjustment to net income (loss) is net of the tax impact calculated using the statutory tax rate applicable to each adjustment):
(1) Stock-based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs.
(2) Restructuring and other items: Adjustments for restructuring and severance costs, certain unusual items, and certain transaction related costs, when applicable. Amounts in the three and six months ended September 30, 2015 represent pension withdrawal costs of $2.7 million related to an underfunded multi-employer pension plan and professional fees associated with certain strategic transactions. Amounts in the six months ended September 30, 2014 primarily represent severance costs associated with the integration of the marketing operations of the Company's Lionsgate and Summit film labels and costs related to the move of our international sales and distribution organization to the United Kingdom. A portion of these costs are non-cash charges resulting from the acceleration of vesting of stock awards.
(3) Start-up losses of new business initiatives: Adjustments for losses associated with the Company's direct to consumer initiatives including subscription video-on-demand platforms and Atom Tickets, a theatrical movie discovery service.
(4) Backstopped prints and advertising expense: This adjusts income (loss) before income taxes and net income (loss) to eliminate the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a first dollar loss guarantee (subject to a cap) that such expense will be recouped from the performance of the film (which results in minimal risk of loss to the company). The amount represents the P&A expense incurred net of the impact of expensing the P&A cost over the revenue streams similar to a participation expense (i.e. the P&A under these arrangements are being expensed similar to a participation cost for purposes of the adjusted measure). The amount is subtracted in the three and six months ended September 30, 2015 because there was no additional backstopped P&A expense incurred in the period and the amount represents the estimated amortization of the amounts previously added back.
(5) Loss on extinguishment of debt: This adjusts income before income taxes and net income to eliminate the loss on extinguishment of debt.

We believe that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income (loss) before income taxes, net income (loss), basic and diluted EPS. Not all companies calculate adjusted income (loss) before income taxes, adjusted net income (loss), and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.